UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 001-11261

South Carolina	57-0248420
(State or other jurisdiction or incorporation)	(I.R.S. Employer Identification No.)
1 N. Second St.
Hartsville, South Carolina 29550
(Address of principal executive offices)(zip code)
Telephone: (843) 383-7000
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2022, the Board of Directors (the "Board") of Sonoco Products Company ("Sonoco" or the “Company”) adopted the Sonoco Products Company Change-in-Control Plan (the "Change-in-Control Plan" or the "Plan") upon the recommendation of the Executive Compensation Committee (the "Committee"). The following is a summary of the terms and conditions of the Plan.
Objectives of the Plan and Participants in the Plan. The purpose of the Change-in-Control Plan is to provide management continuity by inducing selected employees to continue their employment with the Company or one of its subsidiaries pending a proposed change in control by providing such employees with severance protection under the circumstances covered by the Plan. The objective of the Plan is to help assure that, in the event of a possible change in control, in addition to the participant’s regular duties, such participant may be available to be called upon to assist in the objective assessment of such proposal, to advise management and the Board as to whether such proposal would be in the best interests of the Company and its shareholders or one of its subsidiaries, and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Company and its shareholders. The term “change in control” under the plan means “a change in the ownership or effective control,” or in “the ownership of a substantial portion of the assets of” the Company, each within the meaning of Internal Revenue Code (“IRC”) Section 409A, including the events specified in the plan as interpreted under IRC Section 409A.
Participants in the Change-in-Control Plan include the chief executive officer, each other corporate officer (as so designated annually by the Board), and any other individual specifically designated as a participant by the Committee by reason of such individual’s importance and value to the Company in the event of a possible change in control.
Cash Payments and Other Benefits Provided under the Plan. The Plan provides that, if within 24 months following a change in control, a participant’s employment is terminated by the Company without cause (as defined in the Plan) or by the participant for good reason (as defined in the Plan), the participant will receive a lump sum cash payment and certain additional benefits. The lump sum cash payment will be equal to the sum of the following amounts, less applicable withholdings: (a) (i) in the case of the chief executive officer, an amount equal to his/her (1) base salary plus (2) his/her award under the Company’s Performance-Based Annual Cash Incentive Plan (or any successor plan) (the “Annual Cash Plan”) for the year in which the termination date occurs, calculated at target, multiplied by 2.5, (ii) in the case of any other corporate officer who reports directly to the chief executive officer, an amount equal to his/her (1) base salary plus (2) his/her award under the Annual Cash Plan for the year in which the termination date occurs, calculated at target, multiplied by 2.0, and (iii) in the case of any other participant, an amount equal to his/her (1) base salary plus (2) his/her award under the Annual Cash Plan for the year in which the termination date occurs, calculated at target, multiplied by 1.5; and (b) the participant’s award under the Annual Cash Plan for the year in which the termination date occurs, calculated at the greater of target or actual performance, and prorated through termination of employment. The award under the Annual Cash Plan will not include any long term incentive compensation, commissions, stock-based compensation, or any other incentive or retention compensation, bonuses, or awards of any kind other than payment under the Annual Cash Plan. Subject to certain provisions of the plan, the lump sum cash payment will be paid to the participant on or before the 60th day after the termination date.
The foregoing lump sum payment will be reduced by the aggregate amount of any termination, redundancy, severance or similar separation payments or benefits (other than state unemployment benefits) for which a participant is eligible and which the participant receives, due to the participant’s termination of employment, under any other agreement or plan (including, without limitation, any severance plans of the Company or any subsidiary or affiliate or any government-mandated plans) or pursuant to any statutory, legislative, or regulatory requirement.
In addition to the lump sum cash payment, participants will receive the following benefits: (a) if the participant elects COBRA continuation coverage, the participant will receive continuation of all benefits under all Company benefit plans that permit continued coverage after an employee is no longer employed and/or are benefits eligible for COBRA continuation coverage in which participant participates at the time employment is ended for whatever reason, for a period of 18 months following the termination date; (b) all outstanding equity awards issued after the effective date of the Change-in-Control Plan will vest in accordance with the provisions of the equity award agreement(s) pursuant to which they were awarded; and (c) outplacement services appropriate for a senior executive of the Company will be provided by a nationally recognized outplacement firm capable of providing such services, selected by the participant with the Company’s approval, in an amount not to exceed $25,000.00 to the extent such services are used by the Participant within one year of his or her termination date.

Release, Covenant not to Sue, Non-Competition, Non-Solicitation and Nondisclosure Agreement. As a condition to receipt of the lump sum cash payment and the additional benefits under the plan, the participant must timely execute a Release, Covenant not to Sue, Non-Competition, Non-Solicitation and Nondisclosure Agreement, and must not revoke the agreement within the time period provided in the Plan. Such agreement provides for (a) a general release and waiver of claims by the participant, (b) a two-year non-competition covenant, (c) a two-year non-solicitation covenant with respect to the Company’s customers, business partners, vendors, suppliers, and employees, (d) a nondisclosure covenant with respect to the Company’s confidential information and trade secrets, and (e) a non-disparagement covenant.
The foregoing is only a summary of the Change-in-Control Plan and is qualified in its entirety by reference to the more detailed provisions and definitions in the Plan. The Plan is filed herein as Exhibit 10.1.

On February 8, 2022, the Committee") approved the following equity awards, effective February 9, 2022, under the Sonoco Products Company 2019 Omnibus Incentive Plan:

Name	Performance Contingent Restricted Stock Unit Awards			Restricted Stock Units
	Threshold	Target	Maximum
R. H. Coker	35,522	71,044	142,088	45,836
J. C. Albrecht	8,953	17,906	35,812	11,553
R. D. Fuller	10,686	21,371	42,742	13,788
J. M. Florence	5,776	11,552	23,104	7,453
J. S. Tomaszewski	4,332	8,664	17,328	5,590

All other officers	14,437	28,874	57,748	19,532

Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2022 grants of performance contingent restricted stock units (“PCSUs”) are as follows:

Grant Features

Grant Date:	February 9, 2022

Plan Structure:	3-year performance plan

Performance Cycle:	January 1, 2022 through December 31, 2024

Payout:	Goals will be established for three levels of performance: acceptable, superior and outstanding.
•200% of target shares vest if outstanding (maximum) performance is achieved after three years
•100% of target shares vest if superior (target) performance is achieved after three years
•50% of target shares vest if acceptable (threshold) performance is achieved after three years
•If performance levels fall below threshold achievement, participants forfeit awards for that performance period.

Measures:	Return on Invested Capital (ROIC)	50% weighting
	Three-year Cumulative Growth in Adjusted Base Earnings Per Share (BEPS)	50% weighting

Clawback Policy:
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to Sonoco’s having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.
                                                                                        For purposes of this policy, “executive officers” include all persons designated by the Board as Section 16 reporting officers.

Other Award Provisions

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested PCSUs. The number of PCSUs will be adjusted for stock dividends and stock splits and other corporate events set forth in Section 11.2 of the 2019 Omnibus Incentive Plan.

Termination of Employment:	Except as provided below, no PCSUs will vest if an individual is not employed by Sonoco at the end of the performance period (December 31, 2024).

In the event of involuntary termination, for reasons other than due to death, disability or retirement (defined as age 60 or older and a minimum of 5 years of service), the participant will forfeit all unvested PCSUs. If the participant terminates due to death, disability, or retirement during the three-year performance period, the participant will be entitled to a settlement of any PCSUs that would otherwise vest at the end of the three-year performance period on a prorated basis equal to the time employed during the performance period. Participants who leave the company for other reasons will forfeit all awards. Any vested PCSUs that were not subject to a deferral election will be settled at the regular time.

Sale, Divestitures and/or acquisition:	The impact of corporate transactions such as acquisitions and divestitures will be evaluated by the Committee to ensure the plan payouts correlate to the effort and results of the business and are consistent with the original intent of the performance goals. Any adjustments are not intended to modify the potential payouts.
For divestitures, any adjustments proposed by the Committee are not intended to modify the potential payouts but to ensure that any divestitures do not negatively impact the results of the incentive plan and the Committee could determine it necessary to update performance results to account for the impact of divesting business.
For acquisitions, the ROIC goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.15% for every $100 million of acquisition investment multiplied by the percent of time remaining in the three-year performance cycle as of the date of the acquisition.

Change in Control:	Upon consummation of a Change in Control that meets the criteria of IRC Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis if the Change in Control occurs during the 3-year Performance Period. A lump sum payment equal to the aggregate Fair Market Value of the PCSU (using the weighted average stock price on the last trading day immediately preceding the Change in Control) will be issued to the participant, within 30 days following the Change in Control unless the PCSUs were subject to a deferral election. In such event, payment of the PCSUs will be paid out at the earliest permitted under IRC section 409A (and in accordance with any deferral elections previously made).

Extraordinary Items and/or Unusual or Non-recurring charges:	The Committee may find it necessary to adjust performance results to include or exclude one or more components of any performance measure such as restructuring or impairment charges, foreign exchange, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Any adjustments proposed by the Committee are not intended to modify the potential payouts but to ensure that extraordinary or non-recurring events do not negatively or positively impact the results of the incentive plan, in an unintended manner.
Miscellaneous
•Officers may elect to defer receipt of shares from vested PCSUs until six months following separation from service, subject to the requirements of IRC Section 409A.
•Non-officers may not elect to defer receipt of vested PCSUs.
•Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.
•PCSUs do not have voting rights.
•All PCSUs issued under this program are subject to all terms and conditions of the shareholder approved 2019 Omnibus Incentive Plan.

Restricted Stock Units
Restricted stock units (“RSUs”) provide executive officers and other key management employees the right to receive full-value shares of the Company’s common stock on the date that the awards vest at no cost to the employee. The material terms and conditions are as follows:

Grant Features

Grant Date:	February 9, 2022

RSU Price:	Fair Market Value on February 9, 2022 (Closing price on New York Stock Exchange)

Vesting:	33% vesting on February 9, 2023, 33% vesting on February 9, 2024, and 34% vesting on February 9, 2025.

Termination of Employment:	Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, or retirement (defined as age 60 or older and a minimum of 5 years of service). In cases of death or disability, unvested RSUs will immediately vest. If the participant leaves for retirement (defined as age 60 or older and a minimum of 5 years of service) during the vesting period, the participant will be entitled to a settlement of any RSUs that would otherwise vest on a prorated basis equal to the time employed.
Change in Control	If within 24 months of the beginning of change in control that meets the criteria of IRC Section 409A and the regulations thereunder, a participant incurs a termination of employment initiated by the Company or any subsidiary or affiliate without cause or initiated by the participant for good reason all unvested RSUs will vest. A lump sum payment equal to the aggregate fair market value of the RSU (using the weighted average stock price on the last trading day immediately preceding the change in control) will be issued to the participant, within 30 days following the change in control unless the RSUs were subject to a deferral election. In such event, payment of the RSUs will be paid out at the earliest permitted under IRC section 409A (and in accordance with any deferral elections previously made).

Clawback Policy
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to Sonoco’s having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.
                                                                                        For purposes of this policy, “executive officers” include all persons designated by the Board as Section 16 reporting officers.

Grant Features

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested RSUs. The number of RSUs will be adjusted for stock dividends and stock splits and other corporate events set forth in Section 11.2 of the 2019 Omnibus Incentive Plan.

Miscellaneous
•Officers may elect to defer receipt of shares from vested RSUs until six months following separation from service, subject to the requirements of IRC Section 409A.
•Non-officers may not elect to defer receipt of vested RSUs.
•Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.
•RSUs do not have voting rights.
•All RSUs issued under this program are subject to all terms and conditions of the shareholder approved 2019 Omnibus Incentive Plan.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Sonoco Products Company Change-In-Control Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 11, 2022	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer